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                                   EXHIBIT 21

                            REGISTRANT'S SUBSIDIARIES

The following table sets forth certain of the subsidiaries of the registrant at February 28, 1998, all of which are directly or indirectly wholly-owned and are included in the consolidated financial statements:

Name                                          Organized Under the Laws of
----                                          ---------------------------
APEX Drugstores Inc.                          Michigan
Eagle Managed Care Corp.                      Delaware
GDF, Inc.                                     Maryland
Harco, Inc.                                   Alabama
K & B, Inc.                                   Delaware
K & B Alabama Corporation                     Alabama
K & B Florida Corporation                     Florida
K & B Louisiana Corporation                   Louisiana
K & B Mississippi Corporation                 Mississippi
K & B Services, Inc.                          Louisiana
K & B Tennessee Corporation                   Tennessee
K & B Texas Corporation                       Texas
Keystone Centers, Inc.                        Pennsylvania
Lane Drug Company                             Ohio
Name Rite LLC                                 Delaware
Ocean Acquisition Corporation                 Delaware
Perry Drug Stores, Inc.                       Michigan
PL Xpress, Inc.                               Oregon
Rite Aid Drug Palace, Inc.                    Delaware
Rite Aid Funding LLC                          California
Rite Aid Hdqtrs. Corp.                        Delaware
Rite Aid of Alabama, Inc.                     Alabama
Rite Aid of Connecticut, Inc.                 Connecticut
Rite Aid of Delaware, Inc.                    Delaware
Ride Aid of Florida, Inc.                     Florida
Rite Aid of Georgia, Inc.                     Georgia
Rite Aid of Indiana, Inc.                     Indiana
Rite Aid of Kentucky, Inc.                    Kentucky
Rite Aid of Maine, Inc.                       Maine
Rite Aid of Maryland, Inc.                    Maryland
Rite Aid of Massachusetts, Inc.               Massachusetts
Rite Aid of Michigan, Inc.                    Michigan
Rite Aid of New Hampshire, Inc.               New Hampshire
Rite Aid of New Jersey, Inc.                  New Jersey
Rite Aid of New York, Inc.                    New York
Rite Aid of North Carolina, Inc.              North Carolina
Rite Aid of Ohio, Inc.                        Ohio
Rite Aid of Pennsylvania, Inc.                Pennsylvania
Rite Aid of South Carolina, Inc.              South Carolina
Rite Aid of Tennessee, Inc.                   Tennessee
Rite Aid of Vermont, Inc.                     Vermont
Rite Aid of Virginia, Inc.                    Virginia
Rite Aid of Washington, DC, Inc.              District of Columbia
Rite Aid of West Virginia, Inc.               West Virginia
Rite Aid Realty Corp.                         Delaware
Rite Aid Rome Distribution Center, Inc.       New York
Rite Fund, Inc.                               Delaware
Super Distributors, Inc.                      Louisiana
Super Tobacco Distributors                    Mississippi
Thrifty Corporation                           California
Thrifty PayLess, Inc.                         California
Thrifty Realty Company                        California
Virginia Corporation                          Delaware
WRAC, Inc.                                    Pennsylvania


At February 28, 1998, the registrant also had additional wholly-owned subsidiaries, which considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.